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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 2, 2005

                         VYTERIS HOLDINGS (NEVADA), INC.
             (Exact Name of Registrant as Specified in its Charter)



          Nevada                     000-32741               84-1394211
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(State or Other Jurisdiction        (Commission            (IRS Employer
        of Incorporation)           File Number)         Identification No.)


13-01 Pollitt Drive, Fair Lawn, NJ                             07410
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(Address of principal executive offices)                     (Zip Code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (201) 703-2299


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

See Item 2.03 below for a description of the material terms of a loan made by Qubit Holdings, LLC ("Lender") to Vyteris Holdings (Nevada), Inc. (the "Company") on August 2, 2005.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On August 2, 2005, the Lender delivered $1,000,000 to the Company on the following terms: a three year senior secured convertible debenture, with 8% interest payable quarterly (which could, upon the occurrence of certain events, increase to 10% interest), with payments of amortized principal made in cash or, upon the occurrence of certain circumstances, registered shares of Company common stock valued at a discount to the 5-day variable weighted average price. The debenture would be convertible at the option of the Lender and, subject to the achievement of certain milestones, the Company could force conversion or could redeem the debenture. The Company expects to issue to the Lender a seven year warrant for $500,000 of common stock, exercisable at 120% of the conversion price of the debenture.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   VYTERIS HOLDINGS  (NEVADA), INC.



                                   By: /s/ Vincent De Caprio
                                   ---------------------------------------------
                                   Name:  Vincent De Caprio
                                   Title: President and Chief Executive Officer


Dated:  August 8, 2005